UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612)355-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, our Board of Directors appointed Daniel L. Reuvers as our President and Chief Executive Officer, effective June 8, 2020 (the “Start Date”), to succeed Gerald R. Mattys, who is retiring as our Chief Executive Officer as previously disclosed. Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, also elected Mr. Reuvers as a member of our Board of Directors effective June 8, 2020, for a term expiring at our 2021 Annual Meeting of Stockholders, filling a seat created by Mr. Mattys’ retirement from our Board of Directors, effective on such date.

Mr. Reuvers, age 57, will join our company from Integra LifeSciences Holdings Corporation (“Integra”), where he has served as the Executive Vice President and President, Codman Specialty Surgical, since December 2016. His responsibilities within Codman Specialty Surgical included leadership of sales, marketing, product development, regulatory affairs, quality assurance, Global Service and Repair and manufacturing worldwide. He joined Integra in 2008 as Vice President of Marketing and Product Development for Integra’s surgical instruments business and was promoted to President of the acute surgical instruments business in June 2010. He was appointed President, Instruments in 2011 and Corporate Vice President and President, International in November 2013. Mr. Reuvers was president of Omni-Tract Surgical from September 2005 until December 2008, when that company was acquired by Integra. Mr. Reuvers has over 30 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management.

There are no arrangements or understandings between Mr. Reuvers and any other persons pursuant to which he was appointed our President and Chief Executive Officer or elected as a member of our Board of Directors. There are no family relationships between Mr. Reuvers and any of our directors or executive officers, and Mr. Reuvers does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 20, 2020, Mr. Reuvers accepted a written offer letter from us establishing his compensation as our President and Chief Executive Officer. Pursuant to the offer letter, Mr. Reuvers’ initial compensation will consist of the following:

•	An initial annualized base salary of $550,000 per year, subject to review and increase by the Compensation and Organization Committee of our Board of Directors after 2020 in accordance with its practices.

•	If he remains employed through December 31, 2020, Mr. Reuvers will receive an annual cash bonus in an amount equal to 85% of his base salary earned during 2020. Beginning in 2021, Mr. Reuvers will be eligible for participation in our Management Incentive Plan with a target cash award of 85% of his base salary earned during each calendar year.

•	Mr. Reuvers will receive equity awards under our 2016 Equity Incentive Plan, to be granted on the second business day following our release of earnings for the second fiscal quarter of 2020:

o	an equity award of $742,951, with 50% of such award issued in restricted stock units (“RSUs”) and 50% of such award issued in stock options; each RSU and stock option award will vest ratably in three equal amounts on each of the first three anniversaries of the date of grant (subject, in the case of the stock options, to the conditions described below);

o	in consideration for cash and equity compensation forgone with Mr. Reuvers’ current employer, a sign-on equity award of $675,000 with 50% of such award issued in RSUs and 50% of such award issued in stock options; each RSU and stock option award will vest on June 30, 2021 (subject, in the case of the stock options, to the conditions described below); and

o	all stock options granted to Mr. Reuvers will have an exercise price equal to the closing price of our common stock on the date of grant (the “Closing Price”), and in addition to the time vesting set forth above, all options will require our stock price to exceed 110% of the Closing Price in addition to the time vesting criterion in order to vest.

•	Mr. Reuvers will be entitled to participate in all employee benefit plans and programs to the extent that he meets the eligibility requirements for each individual plan or program.

•	We will reimburse Mr. Reuvers for up to $10,000 in legal fees associated with his negotiation of the terms of his employment with us, and we will also reimburse him for up to $50,000 in reasonable moving expenses under our relocation policy.

•	Mr. Reuvers will enter into our standard Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (the “Restrictive Covenants Agreement”), and then become a CEO-level participant in our Executive Employee Severance Plan (the “Executive Severance Plan”).

The foregoing summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. A summary of the Executive Severance Plan is included in our Proxy Statement for our 2020 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 19, 2020 under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Severance Plan.” The Executive Severance Plan was filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed November 5, 2018 and is incorporated herein by reference as Exhibit 10.2. A summary of the Restrictive Covenants Agreement is included in our Proxy Statement for our 2020 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 19, 2020 under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Severance and Restrictive Covenant Arrangements.” The form of Restrictive Covenants Agreement was filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed November 5, 2018 and is incorporated herein by reference as Exhibit 10.3.

As previously reported, on January 10, 2020, Gerald R. Mattys informed our Board of Directors of his decision to retire as our Chief Executive Officer, effective no later than December 31, 2020. As a result of Mr. Reuvers’ appointment as our President and Chief Executive Officer, Mr. Mattys has provided notice that he will retire as our Chief Executive Officer and an employee of ours, and will retire from his position as a member of our Board of Directors, all effective on June 8, 2020.

Also as previously reported, in order to retain the services of Mr. Mattys following his retirement and ensure a smooth transition, in connection with the transition, we entered into a Transition and Consulting Agreement (the “Consulting Agreement”), dated as of January 10, 2020, with Mr. Mattys that sets forth the terms of Mr. Mattys’ employment until his retirement, as well as a consulting arrangement following his retirement. Among other things, the Consulting Agreement provides that, subject to certain conditions, including that Mr. Mattys sign and not rescind certain releases, we will engage Mr. Mattys to provide services to our company as a consultant, beginning on his retirement date (the “Retirement Date”) through the earlier of (i) the one year anniversary of the Retirement Date, or (ii) the date we terminate the consulting arrangement for cause or because Mr. Mattys fails to satisfy any of the material conditions identified in Section 5 of the Consulting Agreement (the “Consulting Period”). We will pay Mr. Mattys a consulting fee in the amount of $35,175 per month during the Consulting Period. We will also pay for premiums for COBRA continuation of health insurance coverage for Mr. Mattys through the earliest of the 18-month anniversary of the Retirement Date, the date Mr. Mattys becomes eligible for group health insurance coverage elsewhere or the date Mr. Mattys is no longer eligible to continue under our group health insurance coverage.

The equity awards held by Mr. Mattys will continue to be governed by the terms and conditions set forth in the applicable award agreements, and the equity awards will continue to vest, through the end of the Consulting Period, so long as Mr. Mattys continues to provide services to our company as provided under the equity awards.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2020 and is incorporated herein by reference as Exhibit 10.4.

Item 7.01 Regulation FD Disclosure.

On May 21, 2020, we issued a press release announcing the leadership transition described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer letter between Daniel L. Reuvers and Tactile Systems Technology, Inc., dated May 20, 2020

10.2	Tactile Systems Technology, Inc. Executive Employee Severance Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 5, 2018)

10.3	Form of Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 5, 2018)

10.4	Transition and Consulting Agreement, dated as of January 10, 2020, by and between Gerald R. Mattys and Tactile Systems Technology, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 13, 2020)

99.1	Press Release dated May 21, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: May 22, 2020	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer